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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MONTANA MILLS BREAD CO., INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   16-1551461
(State of incorporation or organization)       (IRS Employer Identification No.)


            2171 MONROE AVENUE, SUITE 205A, ROCHESTER, NEW YORK 14618
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                            Name of each exchange on which
  to be so registered                            each class is to be registered

COMMON STOCK, PAR VALUE $0.001                                           AMEX
REDEEMABLE COMMON STOCK PURCHASE WARRANTS                                AMEX

Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE

Securities Act registration statement file number to which this form relates:

                                    333-86956


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following Box. [ ]


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

  ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The descriptions of the Registrant's shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Securities") to be registered hereunder are incorporated by reference from the descriptions of the Securities contained in the Prospectus included in the Registrant's Registration Statement on Form SB-2 (Commission File No. 333-86956), originally filed on April 25, 2002, as it has subsequently been amended (the "Registration Statement"). Additionally, this statement will incorporate by reference the description of the Securities contained in any prospectus or prospectus supplement related to the Securities that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

  ITEM 2.  EXHIBITS.

          The information required by this Item 2 is incorporated by reference to the Exhibits to the Registration Statement File (Commission File No. 333-86956) as follows:

(a) The Registrant's Certificate of Incorporation, including Certificate of Designation, as filed as Exhibit 3.1 to the Registration Statement;

(b) The Registrant's Amended and Restated By-laws, as filed as Exhibit 3.2 to the Registration Statement;

(c)      The Registrant's Specimen Common Stock Certificate, as filed as Exhibit
         4.1 to the Registration Statement;

(d) The Registrant's Specimen Redeemable Common Stock Purchase Warrant Certificate, as filed as Exhibit 4.2 to the Registration Statement;

(e) The Form of Redeemable Common Stock Purchase Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, as filed as Exhibit 4.3 to the Registration Statement; and

(f) The Form of Purchase Option to be issued to Kirlin Securities, Inc., as filed as Exhibit 4.4 to the Registration Statement.



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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 24th day of June 2002.


                                      MONTANA MILLS BREAD CO., INC.


                                      By:  /s/ Eugene O'Donovan
                                           ------------------------------------
                                           Eugene O'Donovan
                                           President